Exhibit 15.2

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

1 March 2005

Commissioners,

We are aware that our report dated 30 September 2004 on our review of interim financial information of Amarin Corporation plc for the six month periods ended June 30, 2004 and 2003 and included in the Company's report on Form 6-K for the six months ended June 30, 2004 is incorporated by reference in its Registration Statement on Form F-3 as amended filed on 1 March 2005.

Yours very truly,

PricewaterhouseCoopers LLP